UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2004

APPLIED MICRO CIRCUITS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23193	94-2586591
(Commission File No.)	(IRS Employer Identification No.)

6290 Sequence Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 450-9333

Item 5. Other Events

On April 12, 2004, Applied Micro Circuits Corporation, a Delaware corporation (“AMCC”), and IBM entered into an asset purchase agreement and certain other related agreements (together, the “Operative Agreements”) for AMCC to acquire intellectual property and a portfolio of assets associated with IBM’s 400 series of embedded PowerPC® standard products, in addition to a Power Architecture license. Under the terms of the Operative Agreements, AMCC will license intellectual property and acquire the assets from IBM for approximately $227 million in cash. The transaction is contingent upon certain customary closing conditions as well as obtaining clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1956.

On April 13, 2004, AMCC issued a press release in connection with the transaction. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired.

Not Required.

(b)	Pro Forma Financial Information.

Not Required.

(c)	Exhibits

99.1	Press Release, dated April 13, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Dated: April 13, 2004	By:	/s/ Stephen M. Smith
Stephen M. Smith
Senior Vice President Finance, Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press Release, dated April 13, 2004.